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                                                                   EXHIBIT 10.13
                                   AGREEMENT



     AGREEMENT made as of the 30th day of October, 1997 by and between MERKERT LABORATORIES, INC., a Massachusetts corporation with its principal address at 500 Turnpike Street, Canton, Massachusetts 02021 ("Merkert") and MISCO PRODUCTS CORPORATION, a Pennsylvania corporation with its principal address at 1048 Stinson Drive, Reading, Pennsylvania 19605 ("Misco").

     WHEREAS, Misco has agreed to manufacture and sell to Merkert certain BioDegreaser products (the "BioDegreaser") in packaging agreed to by the parties hereto, which will be resold by Merkert to both the commercial and retail trade; and

     WHEREAS, the parties acknowledge that Misco will be selling this BioDegreaser product (in different packaging) to others in the commercial and retail trade; and

     WHEREAS, Merkert has requested, as a condition to its purchasing such products from Misco, that Misco agree to certain noncompetition/nonsolicitation conditions relative to the BioDegreaser product (in any packaging) as set forth below.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


     1.    Nonsolicitation. Misco agrees that so long as Merkert is purchasing
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BioDegreaser from Misco, and for a period of sixty (60) days thereafter, Misco shall not knowingly directly or indirectly sell BioDegreaser to any customer of Merkert or contact or otherwise solicit any customer of Merkert with the intention or effect of encouraging such customer to terminate or reduce the volume of its BioDegreaser business with Merkert or to place any portion of such business elsewhere. In addition, Misco agrees that it will not SELL, at any time, the BioDegreaser in packaging similar to that sold to Merkert. Notwithstanding the foregoing, this provision will not prohibit Misco from selling BioDegreaser (other than in packaging similar to Merkert's) to other distributers; provided such sales are not knowingly intended to subvert the purposes of this provision.


     2.    Confidential Information. Misco and Merkert agree and acknowledge
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that all conversations, correspondence, records, customer lists, price lists, sales data, know-how, business confidences and other information pertaining to its business products, policies, methods, strategies, techniques and objectives, are confidential information of the respective parties. Each party agrees that, it shall not directly or indirectly use any such information of the other party for its own benefit, or divulge, disclose or communicate any such information of the other party, not previously made public or known to the recipient, to any person, firm or entity without the prior written authorization of the other party.


     3.    Enforcement. The parties acknowledge that the other party's remedies
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at law would be inadequate in the event of any breach of the terms of this
Agreement The parties, therefore, agree that the nonbreaching party shall have the right, without the posting of any bond,
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to enforce the provisions of this Agreement by seeking temporary, preliminary or permanent injunctive relief or any other equitable remedy in any court or body of competent jurisdiction with respect to any actual or threatened breach by the other party of the terms of this Agreement. The seeking of such injunctive relief shall not affect such non-breaching party's right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach.


     4.  Miscellaneous.
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         (a)    Notices. Any notice required or permitted to be given under this
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Agreement Shall be sufficient if in writing sent by certified mail, return receipt requested, by overnight courier or by telefax, to the address of each party as set forth above.


         (b)    Assignment. The rights and obligations of the parties under this
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Agreement shall inure to the benefit of and shall be binding upon the respective successors and assigns.


         (c)    Entire Agreement. This instrument contains the entire Agreement
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of the parties relating to the subject matter hereof, and supersedes and cancels all prior understandings and agreements of the parties relating to such subject matter. Any waiver, amendment or modification of any provision of this Agreement shall be effective only if in writing signed by the parties hereto.


         (d)    Governing Law. The validity, interpretation, performance and
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enforcement of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts, other than conflicts of laws provisions thereof. The parties agree that any proceedings instituted by either party, whether as a claim, counterclaim or otherwise shall be resolved solely by a judge of any court of competent jurisdiction and that both parties hereby waive any right to seek or demand a trial by jury.


     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.



                               MERKERT LABORATORIES, INC.


                               By: /s/ Lewis Whiffen
                                  ------------------------------------
                                  Print name: Lewis Whiffen
                                         Its: Vice President of Field Sales



                               MISCO PRODUCTS CORPORATION


                               By: /s/ Steven H. Gable
                                  -------------------------------------
                                  Print name: Steven H. Gable
                                         Its: President

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